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                             ARTICLES SUPPLEMENTARY

                     BT ALEX. BROWN CASH RESERVE FUND, INC.

         BT ALEX. BROWN CASH RESERVE FUND, INC. (the "Corporation") having its principal office in the City of Baltimore, certifies that:

         FIRST: The Corporation's Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law has adopted a resolution increasing the total number of shares of Common Stock the corporation is authorized to issue to nine billion (9,000,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of nine million dollars ($9,000,000), as follows: five billion four hundred million (5,400,000,000) shares are designated "Prime Series", one billion five hundred million (1,500,000,000) shares are designated "Treasury Series", one billion seven hundred fifty million (1,750,000,000) shares are designated "Tax-Free Series", and the balance of which are unclassified. Of the five billion four hundred million (5,400,000,000) shares designated for the Prime Series, four billion (4,000,000,000) shares are classified as BT Alex. Brown Cash Reserve Fund Shares, nine hundred fifty million (950,000,000) shares are classified as Institutional Shares, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class B and three hundred fifty million (350,000,000) shares are classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred million (1,500,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares are classified as BT Alex. Brown Cash Reserve Fund Shares and two hundred million (200,000,000) shares are classified as Institutional Shares. Of the one billion seven hundred fifty million (1,750,000,000) shares designated for the Tax-Free Series, one billion five hundred million (1,500,000,000) shares are classified as BT Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares are classified as Institutional Shares.

         SECOND: Immediately before the increase in authorized shares pursuant to these Articles Supplementary, the Corporation was authorized to issue eight billion (8,000,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of eight million dollars ($8,000,000), as follows: four billion nine hundred million (4,900,000,000) shares were designated "Prime Series", one billion five hundred million (1,500,000,000) shares were designated "Treasury Series", one billion two hundred fifty million (1,250,000,000) shares were designated "Tax-Free Series", and the balance of which were unclassified. Of the four billion nine hundred million (4,900,000,000) shares designated for the Prime Series, three billion five hundred million (3,500,000,000) shares were classified as BT Alex. Brown Cash Reserve Fund Shares, nine hundred fifty million (950,000,000) shares were classified as Institutional Shares, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve


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Prime Shares Class B and three hundred fifty million (350,000,000) shares were classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred million (1,500,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares were classified as BT Alex. Brown Cash Reserve Fund Shares and two hundred million (200,000,000) shares were classified as Institutional Shares. Of the one billion two hundred fifty million (1,250,000,000) shares designated for the Tax-Free Series, one billion (1,000,000,000) shares were classified as BT Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares were classified as Institutional Shares.

         THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, BT Alex. Brown Cash Reserve Fund, Inc. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Assistant Secretary on this 27 day of March, 1998.


[CORPORATE SEAL]


                                        BT ALEX. BROWN CASH RESERVE FUND, INC.



                                        BY: /s/ Harry Woolf
                                             ------------------------
                                                Harry Woolf
                                                President


Attest: /s/ Scott J. Liotta
        ---------------------------
        Scott J. Liotta
        Assistant Secretary

         The undersigned, President of BT ALEX. BROWN CASH RESERVE FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                 /s/ Harry Woolf
                                 --------------------
                                 Harry Woolf
                                 President


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                                                                       Exhibit A


                     BT Alex. Brown Cash Reserve Fund, Inc.

                                Authorized Shares


Prime Series (5,400,000,000 shares)
        BT Alex. Brown Shares.............................4,000,000,000 shares
        Institutional Shares................................950,000,000 shares
        Flag Investors Class A Shares........................50,000,000 shares
        Flag Investors Class B Shares........................50,000,000 shares
        Quality Cash Reserve Shares.........................350,000,000 shares

Treasury Series (1,500,000,000 shares)
        BT Alex. Brown Shares.............................1,300,000,000 shares
        Institutional Shares................................200,000,000 shares

Tax-Free Series (1,750,000,000 shares)
        BT Alex. Brown Shares.............................1,500,000,000 shares
        Institutional Shares................................250,000,000 shares

Unclassified Shares.........................................350,000,000 shares
                                                           -------------------

Total Shares                                              9,000,000,000 shares
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